SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2026

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2026, GeoVax Labs Inc. (the “Company”), entered into common stock warrant exercise inducement offer letters (the “Inducement Letters”) with holders (the “Holders”) of existing warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “common stock”), issued on (i) September 30, 2025, which are exercisable for 150,795 shares of common stock (the “September 2025 Warrants”), and (ii) December 22, 2025, which are exercisable for 350,349 shares of common stock (the “December 2025 Warrants” and, together with the September 2025 Warrants, the “Exercised Warrants”), pursuant to which the Holders agreed to exercise for cash their Exercised Warrants to purchase an aggregate of 501,144 shares of the Company’s common stock in consideration for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase an aggregate of up to 1,002,288 shares of the Company’s common stock (the “New Warrant Shares”) with an exercise price of $1.65 per share, exercisable on or after the date on which approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market from the stockholders of the Company with respect to the exercise of the New Warrants and the issuance of all of the Warrant Shares upon exercise thereof and will expire five years following the date of issuance. The Company expects to receive aggregate gross proceeds of approximately $595,000 from the exercise of the Exercised Warrants by the Holders, before deducting financial advisor fees and other offering expenses payable by the Company. The New Warrants are substantially identical to the Exercised Warrants.

The Company engaged A.G.P./Alliance Global Partners (“AGP”) to act as its exclusive financial advisor in connection with the transactions summarized above and will pay AGP a cash fee equal to 7.0% of the gross proceeds received from the exercise of the Exercised Warrants. The Company also agreed to reimburse AGP up to $40,000 for its accountable legal expenses in connection with the transaction. The issuance of the New Warrants is expected to occur on May 8, 2026 (the “Closing Date”), subject to satisfaction of customary closing conditions. We expect to use the net proceeds from these transactions for general corporate purposes. The Company has agreed that the Holders shall have the option to exercise the remaining balance of the Exercised Warrants for additional shares of common stock of the Company based on the terms of the Inducement Letters within 12 days from the Closing Date.

The resale of the shares of the Company’s common stock issuable upon exercise of the Exercised Warrants are registered pursuant to existing registration statements on Form S-1 (File No. 333-290941), declared effective by the SEC on November 7, 2025, and Form S-1 (File No. 333-292127), declared effective by the SEC on December 19, 2025.

The Company also agreed to file a registration statement on Form S-1 providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 20 days of the Closing Date, and to use commercially reasonable efforts to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. The Company further agreed to hold an annual or special meeting of stockholders on or prior to June 17, 2026, for the purpose of obtaining Stockholder Approval.

The forms of the New Warrants and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the terms of the New Warrants and Inducement Letters is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The Company issued the New Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) available under Regulation D issued thereunder. Neither the issuance of the New Warrants nor the New Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Inducement Letter, dated May 7, 2026
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2026

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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